EXHIBIT NO. 99.(a) 8

MFS SERIES TRUST III

CERTIFICATION OF AMENDMENT

TO THE DECLARATION OF TRUST

ESTABLISHMENT AND DESIGNATION

OF CLASS

Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the “Declaration”) of MFS Series Trust III, a business trust organized under the laws of The Commonwealth of Massachusetts (the “Trust”), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of MFS High Income Fund, a series of the Trust, to create one additional class of shares, within the meaning of Section 6.10, as follows:

1.               The additional class of Shares is designated “Class R5 Shares”,

2.               Class R5 Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

3.               The purchase price of Class R5 Shares, the method of determination of the net asset value of Class R5 Shares, the price, terms and manner of redemption of Class R5 Shares, any conversion feature of Class R5 Shares, and relative dividend rights of holders of Class R5 Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust’s registration statement under the Securities Act of 1933, as amended;

4.               All shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

5.               A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

REDESIGNATION OF CLASS W SHARES

Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the “Declaration”), of MFS Series Trust III, a business trust organized under the laws of The Commonwealth of Massachusetts (the “Trust”), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby redesignate all existing Class W shares (as defined in the Declaration) of MFS High Yield Opportunities Fund, a series of the Trust, as “Class R5 Shares” effective May 30, 2012.

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of March 22, 2012, and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

ROBERT E. BUTLER
Robert E. Butler
c/o MFS Investment Management	JOHN P. KAVANAUGH
500 Boylston Street	John P. Kavanaugh
Boston, MA 02116	c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116
MAUREEN R. GOLDFARB
Maureen R. Goldfarb
c/o MFS Investment Management	ROBERT J. MANNING
500 Boylston Street	Robert J. Manning
Boston, MA 02116	MFS Investment Management
500 Boylston Street
Boston, MA 02116
DAVID H. GUNNING
David H. Gunning
c/o MFS Investment Management	J. DALE SHERRATT
500 Boylston Street	J. Dale Sherratt
Boston, MA 02116	c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116
WILLIAM R. GUTOW
William R. Gutow
c/o MFS Investment Management	LAURIE J. THOMSEN
500 Boylston Street	Laurie J. Thomsen
Boston, MA 02116	c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116
MICHAEL HEGARTY
Michael Hegarty
c/o MFS Investment Management	ROBERT W. UEK
500 Boylston Street	Robert W. Uek
Boston, MA 02116	c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116